UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 1, 2013 (April 30, 2013)

SOLAR SENIOR CAPITAL LTD.
(Exact name of registrant as specified in its charter)

Maryland	814-00849	27-4288022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue
New York, NY 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Solar Senior Capital Ltd. (the “Company”) held its Annual Meeting of Stockholders on April 30, 2013 and submitted two matters to the vote of the stockholders. A summary of the matters voted upon by shareholders is set forth below.

1. Stockholders elected two nominees for directors, each to serve for a three-year term to expire at the 2016 Annual Meeting of Stockholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce Spohler	6,286,647	686,668	—
Steven Hochberg	6,441,911	531,404	—

2. Stockholders approved a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement pertaining thereto (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering) based on the following votes:

	For	Against	Abstain	Broker Non-Votes
With Affiliates	6,734,854	205,480	32,981	—
% of Voted	96.58%	2.94%	0.47%	—
% of Outstanding	58.52%	1.78%	0.28%	—
Without Affiliates	5,248,340	205,480	32,981	—
% of Voted	95.65%	3.74%	0.60%	—
% of Outstanding	52.37%	2.05%	0.33%	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2013	SOLAR SENIOR CAPITAL LTD.

	By:	/s/ Richard L. Peteka
Richard L. Peteka
Chief Financial Officer